As filed with the Securities and Exchange Commission on October 24, 2007
File No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of
the Securities Exchange Act of 1934

NORTHERN NEW ENGLAND SPINCO INC.
(Exact name of registrant as specified in its charter)

Delaware	(212) 395-1000	20-8210195
(State or other jurisdiction of	(Registrant’s telephone	(I.R.S. Employer
incorporation or organization)	number, including area code)	Identification No.)
One Verizon Way		07920
Basking Ridge, New Jersey		(Zip Code)
(Address of principal executive offices)

Copies to:

Marianne Drost Secretary Northern New England Spinco Inc. One Verizon Way Basking Ridge, New Jersey 07920 (212) 395-1000		Steven J. Slutzky, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

Securities to be registered pursuant to Section 12(b) of the Act:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be Registered

Common Stock, par value $0.01 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Registration Statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as Exhibit 99.1 hereto (the “Information Statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the Information Statement.

Item No.	Item Caption	Location in Information Statement

1.	Business	See “Summary,” “Risk Factors,” “Special Note Concerning Forward-looking Statements,” “The Transactions,” “The Merger,” “Description of the Business of the Combined Company” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
1A.	Risk Factors	See “Risk Factors.”
2.	Financial Information	See “Summary,” “Summary Unaudited Pro Forma Condensed Combined Financial Data,” “Financing of the Combined Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unaudited Pro Forma Condensed Combined Financial Information.”
3.	Properties	See “Description of the Business of the Combined Company — Properties.”
4.	Security Ownership of Certain Beneficial Owners and Management	See “Beneficial Ownership of FairPoint Common Stock.”
5.	Directors and Executive Officers	See “Management of the Combined Company.”
6.	Executive Compensation	See “Management of the Combined Company,” “Compensation of Executive Officers of the Combined Company,” “Other Compensation Arrangements” and “Executive Compensation of FairPoint.”
7.	Certain Relationships and Related Transactions, and Director Independence	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management of the Combined Company” and “Certain Relationships and Related Party Transactions.”
8.	Legal Proceedings	See “Description of the Business of the Combined Company — Legal Proceedings.”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “Summary,” “FairPoint Communications, Inc. Dividend Information,” “The Merger,” “Description of Capital Stock of FairPoint and the Combined Company,” “Description of Spinco Capital Stock” and “Comparison of the Rights of Stockholders Before and After the Spin-off and Merger.”
10.	Recent Sales of Unregistered Securities	Not applicable.
11.	Description of Registrant’s Securities to be Registered	See “The Merger,” “Description of Capital Stock of FairPoint and the Combined Company” and “Description of Spinco Capital Stock.”
12.	Indemnification of Directors and Officers	See “Description of Spinco Capital Stock — Limitation of Liability of Directors; Indemnification of Directors.”

Item No.	Item Caption	Location in Information Statement

13.	Financial Statements and Supplementary Data	See “Summary Unaudited Pro Forma Condensed Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Index to Financial Statements” and the statements referenced thereon.
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable.

Item 15.	Financial Statements and Exhibits

(a)	Financial Statements

The following financial statements are included in the Information Statement as filed as part of this Registration Statement.

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES:
Condensed Consolidated Balance Sheets as of June 30, 2007 (unaudited) and December 31, 2006
Condensed Consolidated Statements of Operations for the six months ended June 30, 2007 and 2006 (unaudited)
Condensed Consolidated Statements of Stockholders’ Equity for the six months ended June 30, 2007 (unaudited)
Condensed Consolidated Statements of Comprehensive Income for the six months ended June 30, 2007 and 2006 (unaudited)
Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2007 and 2006 (unaudited)
Notes to Condensed Consolidated Financial Statements (unaudited)

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of December 31, 2006 and 2005
Consolidated Statements of Operations for the years ended December 31, 2006, 2005, and 2004
Consolidated Statements of Stockholders’ Equity (Deficit) for the years ended December 31, 2006, 2005, and 2004
Consolidated Statements of Comprehensive Income (Loss) for the years ended December 31, 2006, 2005, and 2004
Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005, and 2004
Notes to Consolidated Financial Statements

VERIZON’S MAINE, NEW HAMPSHIRE & VERMONT OPERATIONS:
Condensed Combined Statements of Income for the six months ended June 30, 2007 and 2006 (Unaudited)
Condensed Combined Statements of Selected Assets, Selected Liabilities and Parent Funding as of June 30, 2007 (Unaudited) and December 31, 2006
Condensed Combined Statements of Parent Funding for the six months ended June 30, 2007 (Unaudited)
Condensed Combined Statements of Cash Flows for the six months ended June 30, 2007 and 2006 (Unaudited)
Notes to Condensed Combined Financial Statements (Unaudited)

Report of Independent Auditors
Combined Statements of Income for the years ended December 31, 2006, 2005 and 2004
Combined Statements of Selected Assets, Selected Liabilities and Parent Funding as of December 31, 2006 and 2005
Combined Statements of Parent Funding for the years ended December 31, 2006, 2005 and 2004
Combined Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004
Notes to Combined Financial Statements
Schedule II — Valuation and Qualifying Accounts for December 31, 2006, 2005 and 2004

(b)	Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated September 13, 2006, among FairPoint, MJD Ventures, Inc., FairPoint Germantown Corporation and The Germantown Independent Telephone Company.(1)
2.2	Agreement and Plan of Merger, dated as of January 15, 2007, by and among Verizon Communications Inc., Northern New England Spinco Inc. and FairPoint.(2)
2.3	Amendment No. 1 to Agreement and Plan of Merger, dated as of April 20, 2007, by and among Verizon Communications Inc., Northern New England Spinco Inc. and FairPoint.(2)
2.4	Amendment No. 2 to Agreement and Plan of Merger, dated as of June 28, 2007, by and among Verizon Communications Inc., Northern New England Spinco Inc. and FairPoint.(3)
2.5	Amendment No. 3 to Agreement and Plan of Merger, dated as of July 3, 2007, by and among Verizon Communications Inc., Northern New England Spinco Inc. and FairPoint.(4)
2.6	Distribution Agreement, dated as of January 15, 2007, by and between Verizon Communications Inc. and Northern New England Spinco Inc.(2)
2.7	Amendment No. 1 to Distribution Agreement, dated as of March 30, 2007, by and between Verizon Communications Inc. and Northern New England Spinco Inc.(2)
2.8	Amendment No. 2 to Distribution Agreement, dated as of June 28, 2007, by and between Verizon Communications Inc. and Northern New England Spinco Inc.(2)
2.9	Amendment No. 3 to Distribution Agreement, dated as of July 3, 2007, by and between Verizon Communications Inc. and Northern New England Spinco Inc.(2)
2.10	Transition Services Agreement, dated as of January 15, 2007, by and among Verizon Information Technologies LLC, Northern New England Telephone Operations Inc., Enhanced Communications of Northern New England Inc. and FairPoint.(2)
2.11	Master Services Agreement, dated as of January 15, 2007, by and between FairPoint and Capgemini U.S. LLC.(2)
2.12	Amendment No. 1 to Master Services Agreement, dated as of July 6, 2007, by and between FairPoint and Capgemini U.S. LLC.(4)
2.13	Employee Matters Agreement, dated as of January 15, 2007, by and among Verizon Communications Inc., Northern New England Spinco Inc. and FairPoint.(2)
2.14	Tax Sharing Agreement, dated as of January 15, 2007, by and among FairPoint, Verizon Communications Inc. and Northern New England Spinco Inc.(5)
2.15	Partnership Interest Purchase Agreement, dated as of January 15, 2007, by and among Verizon Wireless of the East LP, Cellco Partnership d/b/a Verizon Wireless and Taconic Telephone Corp.(2)
2.16	Joinder Agreement, dated as of April 5, 2007, by and among Warwick Valley Telephone Company, Taconic Telephone Corp., Cellco Partnership d/b/a Verizon Wireless and Verizon Wireless of the East LP.(6)
3.1	Certificate of Incorporation of the Registrant.†
3.2	Bylaws of the Registrant.†
3.3	Eighth Amended and Restated Certificate of Incorporation of FairPoint.(7)
3.4	Amended and Restated By-Laws of FairPoint.(7)
4.1	Indenture, dated as of March 6, 2003, by and between FairPoint and The Bank of New York, relating to FairPoint’s $225,000,000 11 7/8% Senior Notes due 2010.(8)

Exhibit
Number	Description

4.2	Supplemental Indenture, dated as of January 20, 2005, by and between FairPoint and The Bank of New York, amending the Indenture dated as of March 6, 2003 between FairPoint and The Bank of New York.(7)
4.3	Form of Initial Senior Note due 2010.(8)
4.4	Form of Exchange Senior Note due 2010.(8)
10.1	Credit Agreement, dated as of February 8, 2005, by and among FairPoint, various lending institutions, Bank of America, N.A., CoBank ACB, General Electric Capital Corporation and Deutsche Bank Trust Company Americas.(7)
10.2	First Amendment to Credit Agreement, dated as of March 11, 2005, among FairPoint, various lending institutions, Bank of America, N.A., CoBank ACB, General Electric Capital Corporation and Deutsche Bank Trust Company Americas.(7)
10.3	Second Amendment and Consent to Credit Agreement, dated as of April 29, 2005, among FairPoint, various lending institutions, Bank of America, N.A., CoBank ACB, General Electric Capital Corporation and Deutsche Bank Trust Company Americas.(9)
10.4	Third Amendment to Credit Agreement, dated as of September 14, 2005, among FairPoint, various lending institutions, Bank of America, N.A., CoBank ACB, General Electric Capital Corporation and Deutsche Bank Trust Company Americas.(10)
10.5	Fourth Amendment and Waiver to Credit Agreement, dated as of January 25, 2007, among FairPoint, various lending institutions, Bank of America, N.A., CoBank ACB, General Electric Capital Corporation and Deutsche Bank Trust Company Americas.(11)
10.6	Pledge Agreement, dated as of February 8, 2005, by FairPoint, ST Enterprises, Ltd., FairPoint Broadband, Inc., MJD Services Corp., MJD Ventures, Inc., C-R Communications, Inc., Comerco, Inc., GTC Communications, Inc., Ravenswood Communications, Inc., Utilities, Inc., FairPoint Carrier Services, Inc. and St. Joe Communications, Inc.(7)
10.7	Subsidiary Guaranty, dated as of February 8, 2005, by FairPoint Broadband, Inc., MJD Ventures, Inc., MJD Services Corp., ST Enterprises, Ltd. and FairPoint Carrier Services, Inc.(12)
10.8	Form of Swingline Note.(7)
10.9	Form of RF Note.(7)
10.10	Form of B Term Note.(7)
10.11	Amended and Restated Tax Sharing Agreement, dated as of November 9, 2000, by and among FairPoint and its Subsidiaries.(13)
10.12	Affiliate Registration Rights Agreement, dated as of February 8, 2005.(7)
10.13	Employment Agreement, dated as of March 17, 2006, by and between FairPoint and Eugene B. Johnson.(14)
10.14	Change in Control and Severance Agreement, dated as of March 14, 2007, by and between FairPoint and Walter E. Leach, Jr.(15)
10.15	Change in Control and Severance Agreement, dated as of March 14, 2007, by and between FairPoint and Peter G. Nixon.(15)
10.16	Change in Control and Severance Agreement, dated as of March 14, 2007, by and between FairPoint and Shirley J. Linn.(15)
10.17	Change in Control and Severance Agreement, dated as of March 14, 2007, by and between FairPoint and John P. Crowley.(15)
10.18	Letter Agreement, dated as of March 23, 2007, by and between FairPoint and Patrick T. Hogan.(16)
10.19	FairPoint Amended and Restated 1998 Stock Incentive Plan.(17)
10.20	FairPoint Amended and Restated 2000 Employee Stock Incentive Plan.(18)
10.21	FairPoint 2005 Stock Incentive Plan.(7)
10.22	FairPoint Annual Incentive Plan.(7)
10.23	Form of February 2005 Restricted Stock Agreement.(19)
10.24	Form of Director Restricted Stock Agreement.(20)
10.25	Form of Director Restricted Unit Agreement.(20)
10.26	Form of Non-Director Restricted Stock Agreement.(21)
21.1	Subsidiaries of the Registrant.†

Exhibit
Number	Description

21.2	Subsidiaries of FairPoint.(22)
99.1	Information Statement.*

*	Filed herewith.

†	To be filed by amendment.

All schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are not applicable, and, therefore, have been omitted.

(1)	Incorporated by reference to the Quarterly Report on Form 10-Q of FairPoint for the period ended September 30, 2006.

(2)	Incorporated by reference to the exhibit of the same number filed as an exhibit to FairPoint’s Registration Statement on Form S-4 (File No. 333-141825) declared effective as of July 16, 2007.

(3)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on June 28, 2007.

(4)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on July 9, 2007.

(5)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on January 19, 2007.

(6)	Incorporated by reference to the Quarterly Report on Form 8-K of FairPoint filed on April 10, 2007.

(7)	Incorporated by reference to the Annual Report on Form 10-K of FairPoint for the year ended December 31, 2004.

(8)	Incorporated by reference to the Annual Report on Form 10-K of FairPoint for the year ended December 31, 2002.

(9)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on May 4, 2005.

(10)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on October 3, 2005.

(11)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on January 26, 2007.

(12)	Incorporated by reference to the Quarterly Report on Form 10-Q of FairPoint for the period ended March 31, 2005.

(13)	Incorporated by reference to the Quarterly Report on Form 10-Q of FairPoint for the period ended September 30, 2000.

(14)	Incorporated by reference to the Quarterly Report on Form 10-Q of FairPoint for the period ended March 31, 2006.

(15)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on March 19, 2007.

(16)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on April 23, 2007.

(17)	Incorporated by reference to the Registration Statement on Form S-4 of FairPoint, declared effective as of August 9, 2000.

(18)	Incorporated by reference to the Annual Report on Form 10-K of FairPoint for the year ended December 31, 2003.

(19)	Incorporated by reference to the Registration Statement on Form S-1 of FairPoint, declared effective as of February 3, 2005.

(20)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on June 20, 2005.

(21)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on September 23, 2005.

(22)	Incorporated by reference to the Annual Report on Form 10-K of FairPoint for the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN NEW ENGLAND SPINCO INC.

By:	/s/ J. Goodwin Bennett
Name:     J. Goodwin Bennett

Title:	Vice President

Date: October 24, 2007

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated September 13, 2006, among FairPoint, MJD Ventures, Inc., FairPoint Germantown Corporation and The Germantown Independent Telephone Company.(1)
2.2	Agreement and Plan of Merger, dated as of January 15, 2007, by and among Verizon Communications Inc., Northern New England Spinco Inc. and FairPoint.(2)
2.3	Amendment No. 1 to Agreement and Plan of Merger, dated as of April 20, 2007, by and among Verizon Communications Inc., Northern New England Spinco Inc. and FairPoint.(2)
2.4	Amendment No. 2 to Agreement and Plan of Merger, dated as of June 28, 2007, by and among Verizon Communications Inc., Northern New England Spinco Inc. and FairPoint.(3)
2.5	Amendment No. 3 to Agreement and Plan of Merger, dated as of July 3, 2007, by and among Verizon Communications Inc., Northern New England Spinco Inc. and FairPoint.(4)
2.6	Distribution Agreement, dated as of January 15, 2007, by and between Verizon Communications Inc. and Northern New England Spinco Inc.(2)
2.7	Amendment No. 1 to Distribution Agreement, dated as of March 30, 2007, by and between Verizon Communications Inc. and Northern New England Spinco Inc.(2)
2.8	Amendment No. 2 to Distribution Agreement, dated as of June 28, 2007, by and between Verizon Communications Inc. and Northern New England Spinco Inc.(2)
2.9	Amendment No. 3 to Distribution Agreement, dated as of July 3, 2007, by and between Verizon Communications Inc. and Northern New England Spinco Inc.(2)
2.10	Transition Services Agreement, dated as of January 15, 2007, by and among Verizon Information Technologies LLC, Northern New England Telephone Operations Inc., Enhanced Communications of Northern New England Inc. and FairPoint.(2)
2.11	Master Services Agreement, dated as of January 15, 2007, by and between FairPoint and Capgemini U.S. LLC.(2)
2.12	Amendment No. 1 to Master Services Agreement, dated as of July 6, 2007, by and between FairPoint and Capgemini U.S. LLC.(4)
2.13	Employee Matters Agreement, dated as of January 15, 2007, by and among Verizon Communications Inc., Northern New England Spinco Inc. and FairPoint.(2)
2.14	Tax Sharing Agreement, dated as of January 15, 2007, by and among FairPoint, Verizon Communications Inc. and Northern New England Spinco Inc.(5)
2.15	Partnership Interest Purchase Agreement, dated as of January 15, 2007, by and among Verizon Wireless of the East LP, Cellco Partnership d/b/a Verizon Wireless and Taconic Telephone Corp.(2)
2.16	Joinder Agreement, dated as of April 5, 2007, by and among Warwick Valley Telephone Company, Taconic Telephone Corp., Cellco Partnership d/b/a Verizon Wireless and Verizon Wireless of the East LP.(6)
3.1	Certificate of Incorporation of the Registrant.†
3.2	Bylaws of the Registrant.†
3.3	Eighth Amended and Restated Certificate of Incorporation of FairPoint.(7)
3.4	Amended and Restated By-Laws of FairPoint.(7)
4.1	Indenture, dated as of March 6, 2003, by and between FairPoint and The Bank of New York, relating to FairPoint’s $225,000,000 11 7/8% Senior Notes due 2010.(8)
4.2	Supplemental Indenture, dated as of January 20, 2005, by and between FairPoint and The Bank of New York, amending the Indenture dated as of March 6, 2003 between FairPoint and The Bank of New York.(7)
4.3	Form of Initial Senior Note due 2010.(8)
4.4	Form of Exchange Senior Note due 2010.(8)
10.1	Credit Agreement, dated as of February 8, 2005, by and among FairPoint, various lending institutions, Bank of America, N.A., CoBank ACB, General Electric Capital Corporation and Deutsche Bank Trust Company Americas.(7)
10.2	First Amendment to Credit Agreement, dated as of March 11, 2005, among FairPoint, various lending institutions, Bank of America, N.A., CoBank ACB, General Electric Capital Corporation and Deutsche Bank Trust Company Americas.(7)

Exhibit
Number	Description

10.3	Second Amendment and Consent to Credit Agreement, dated as of April 29, 2005, among FairPoint, various lending institutions, Bank of America, N.A., CoBank ACB, General Electric Capital Corporation and Deutsche Bank Trust Company Americas.(9)
10.4	Third Amendment to Credit Agreement, dated as of September 14, 2005, among FairPoint, various lending institutions, Bank of America, N.A., CoBank ACB, General Electric Capital Corporation and Deutsche Bank Trust Company Americas.(10)
10.5	Fourth Amendment and Waiver to Credit Agreement, dated as of January 25, 2007, among FairPoint, various lending institutions, Bank of America, N.A., CoBank ACB, General Electric Capital Corporation and Deutsche Bank Trust Company Americas.(11)
10.6	Pledge Agreement, dated as of February 8, 2005, by FairPoint, ST Enterprises, Ltd., FairPoint Broadband, Inc., MJD Services Corp., MJD Ventures, Inc., C-R Communications, Inc., Comerco, Inc., GTC Communications, Inc., Ravenswood Communications, Inc., Utilities, Inc., FairPoint Carrier Services, Inc. and St. Joe Communications, Inc.(7)
10.7	Subsidiary Guaranty, dated as of February 8, 2005, by FairPoint Broadband, Inc., MJD Ventures, Inc., MJD Services Corp., ST Enterprises, Ltd. and FairPoint Carrier Services, Inc.(12)
10.8	Form of Swingline Note.(7)
10.9	Form of RF Note.(7)
10.10	Form of B Term Note.(7)
10.11	Amended and Restated Tax Sharing Agreement, dated as of November 9, 2000, by and among FairPoint and its Subsidiaries.(13)
10.12	Affiliate Registration Rights Agreement, dated as of February 8, 2005.(7)
10.13	Employment Agreement, dated as of March 17, 2006, by and between FairPoint and Eugene B. Johnson.(14)
10.14	Change in Control and Severance Agreement, dated as of March 14, 2007, by and between FairPoint and Walter E. Leach, Jr.(15)
10.15	Change in Control and Severance Agreement, dated as of March 14, 2007, by and between FairPoint and Peter G. Nixon.(15)
10.16	Change in Control and Severance Agreement, dated as of March 14, 2007, by and between FairPoint and Shirley J. Linn.(15)
10.17	Change in Control and Severance Agreement, dated as of March 14, 2007, by and between FairPoint and John P. Crowley.(15)
10.18	Letter Agreement, dated as of March 23, 2007, by and between FairPoint and Patrick T. Hogan.(16)
10.19	FairPoint Amended and Restated 1998 Stock Incentive Plan.(17)
10.20	FairPoint Amended and Restated 2000 Employee Stock Incentive Plan.(18)
10.21	FairPoint 2005 Stock Incentive Plan.(7)
10.22	FairPoint Annual Incentive Plan.(7)
10.23	Form of February 2005 Restricted Stock Agreement.(19)
10.24	Form of Director Restricted Stock Agreement.(20)
10.25	Form of Director Restricted Unit Agreement.(20)
10.26	Form of Non-Director Restricted Stock Agreement.(21)
21.1	Subsidiaries of the Registrant.†
21.2	Subsidiaries of FairPoint.(22)
99.1	Information Statement.*

*	Filed herewith.

†	To be filed by amendment.

All schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are not applicable, and, therefore, have been omitted.

(1)	Incorporated by reference to the Quarterly Report on Form 10-Q of FairPoint for the period ended September 30, 2006.

(2)	Incorporated by reference to the exhibit of the same number filed as an exhibit to FairPoint’s Registration Statement on Form S-4 (File No. 333-141825) declared effective as of July 16, 2007.

(3)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on June 28, 2007.

(4)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on July 9, 2007.

(5)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on January 19, 2007.

(6)	Incorporated by reference to the Quarterly Report on Form 8-K of FairPoint filed on April 10, 2007.

(7)	Incorporated by reference to the Annual Report on Form 10-K of FairPoint for the year ended December 31, 2004.

(8)	Incorporated by reference to the Annual Report on Form 10-K of FairPoint for the year ended December 31, 2002.

(9)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on May 4, 2005.

(10)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on October 3, 2005.

(11)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on January 26, 2007.

(12)	Incorporated by reference to the Quarterly Report on Form 10-Q of FairPoint for the period ended March 31, 2005.

(13)	Incorporated by reference to the Quarterly Report on Form 10-Q of FairPoint for the period ended September 30, 2000.

(14)	Incorporated by reference to the Quarterly Report on Form 10-Q of FairPoint for the period ended March 31, 2006.

(15)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on March 19, 2007.

(16)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on April 23, 2007.

(17)	Incorporated by reference to the Registration Statement on Form S-4 of FairPoint, declared effective as of August 9, 2000.

(18)	Incorporated by reference to the Annual Report on Form 10-K of FairPoint for the year ended December 31, 2003.

(19)	Incorporated by reference to the Registration Statement on Form S-1 of FairPoint, declared effective as of February 3, 2005.

(20)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on June 20, 2005.

(21)	Incorporated by reference to the Current Report on Form 8-K of FairPoint filed on September 23, 2005.

(22)	Incorporated by reference to the Annual Report on Form 10-K of FairPoint for the year ended December 31, 2006.